Exhibit 10.40

FIRST AMENDMENT TO LEASE AGREEMENT

This First Amendment to Lease Agreement (the “Amendment”) is made and entered into as of February 23, 2024 (the “Effective Date”), by and between HFAKOH001 LLC, a Delaware limited liability company (“Landlord”), and HOF VILLAGE WATERPARK, LLC, a Delaware limited liability company (“Tenant”), and acknowledged and agreed to by HOF VILLAGE NEWCO, LLC, a Delaware limited liability company (“Guarantor”), as guarantor under the Guaranty (as hereinafter defined) and pledgor under the Pledge (as hereinafter defined), HOF VILLAGE STADIUM, LLC, a Delaware limited liability company (“Mortgagor”), as mortgagor under the Mortgage (as hereinafter defined), and HALL OF FAME RESORT & ENTERTAINMENT COMPANY, a company incorporated under the laws of the State of Delaware (“HOFRECO”).

RECITALS:

A. Landlord and Tenant entered into that certain Lease Agreement dated as of November 7, 2022 (as amended from time to time, the “Lease”), with respect to the Premises (as defined in the Lease). All initial capitalized terms not otherwise defined herein have the meanings assigned to such terms in the Lease.

B. In connection with the Lease, Guarantor delivered to Landlord that certain Limited Recourse Carveout Guaranty dated as of November 7, 2022 (as amended from time to time, the “Guaranty”), and that certain Pledge and Security Agreement dated as of November 7, 2022 (as amended from time to time, the “Stadium Pledge”).

C. In connection with the Lease and the Stadium Pledge, Mortgagor delivered to Landlord that certain Open-End Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 27, 2022, and recorded as of December 29, 2022, as Instrument No. 202212290053025 with the Stark County, Ohio Recorder (as amended from time to time, the “Mortgage”). The land, improvements, and other mortgaged property described in the Mortgage are referred to collectively herein as the “Stadium”.

D. Landlord and Tenant now desire to amend the Lease upon the terms and conditions contained herein.

AGREEMENT:

NOW, THEREFORE, for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Landlord Funding. On the date hereof, Landlord shall fund for the benefit of Tenant the amount of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) (the “$2.5M Allowance”), which shall be funded as follows: (i) Landlord shall fund directly to the Stark County, Ohio Treasurer the amount of $1,903,005.11, for the purpose of paying current real estate taxes including TIF, PACE and other assessments due for the Stadium, (ii) the amount of $388,679.36, being the amount of Rent due from Tenant to Landlord under the Lease for the month of February 2024 (the “February Rent Payment”), shall be sent by Landlord to Tenant on the date hereof to be used for such February Rent Payment, and Tenant shall, within one (1) business day after the date hereof, send to Landlord the same February Rent Payment, and (iii) Landlord shall fund to Tenant the amount of $208,315.53, which may be used by (x) Tenant, only for the purpose of the construction of the New Improvements in accordance with the Water Park Construction Documents, (y) Mortgagor, only for the purpose of paying taxes and assessments due from Mortgagor to governmental entities or Stark Port (as defined in the Mortgage) pursuant to the Project Lease, and (z) Guarantor, for the purpose of paying other necessary operating expenses.

2. Base Rent. As of the Effective Date, Exhibit A of the Lease is hereby deleted and replaced in its entirety with Exhibit A attached hereto, reflecting an increase in the Base Rent to take into account Landlord’s funding to Tenant of the $2.5M Allowance. The foregoing is expressly subject to the Tenant Repayment Right (as hereinafter defined).

3. Fields Pledge; Cooperation.

(a) On the Effective Date, (i) Guarantor shall execute and deliver, and cause to be fully executed and delivered, to Landlord, that certain Pledge and Security Agreement attached hereto as Exhibit C regarding Collateral Security (defined below, and subject to subparagraph 3(b) below) (the “Fields Pledge”) and the deliverables contemplated thereby (the “Fields Pledge Documents”), and (ii) HOFRECO shall execute and deliver, and cause to be fully executed and delivered, to Landlord, to be held by Landlord as Collateral Security (subject to subparagraph 3(b) below), the Series H Common Stock Purchase Warrant, in the form attached hereto as Exhibit D (the “Warrants”), which in each case shall be duly executed by each of the parties thereto. “Collateral Security” means collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Guaranteed Obligations (as defined in the Fields Pledge).

(b) Provided (i) no event of default exists under the Lease, the Guaranty, the Stadium Pledge, the Mortgage, or the Fields Pledge (and no fact or circumstance exists that, with the giving of notice, the passage of time, or both, could reasonably be expected to result in any such event of default), and (ii) the New Improvements have been fully completed in accordance with the Water Park Construction Documents, Tenant shall have the right to pay to Landlord the sum of Two Million Eight Hundred Twenty Two Thousand Five Hundred Eighty and 65/100 Dollars ($2,822,580.65) in immediately available funds, upon which (x) Landlord shall deliver to Tenant terminations of the Fields Pledge Documents, executed by Landlord, (y) Landlord shall return to Tenant ninety percent (90%) of the Warrants held by Landlord in connection herewith, and (z) from and after the date of such payment, Exhibit A of the Lease shall revert to the original rent schedule under the Lease (which is attached as Exhibit B hereto) (the foregoing right, the “Tenant Repayment Right”). For the avoidance of doubt, it is understood and agreed that, after Tenant’s exercise of the Tenant Repayment Right, Landlord may exercise the remaining ten percent (10%) of the Warrants held by Landlord at any time, in whole or in part, upon the term and conditions set forth in the Warrants and such remaining ten percent (10%) of the Warrants shall no longer be Collateral Security.

(c) Upon the occurrence of any Event of Default and exhaustion of all Leasehold Mortgagee’s Cure Rights (if applicable) in accordance with the express terms and conditions of the Lease, Tenant and Guarantor shall cooperate with Landlord, at the sole cost and expense of Guarantor, to transfer operation of all or any portion of the Premises and the Stadium (as determined by Landlord) to a replacement operator designated by Landlord.

(d) If (i) an Event of Default shall occur and be continuing, and (ii) Pledgee (as defined in the Fields Pledge) exercises its option under the Fields Pledge to register in the name of Pledgee or its nominee the Pledged Company Interests and otherwise foreclose on the Collateral (as defined in the Fields Pledge), then the Base Rent (as defined in the Lease), the Obligations (as defined in the Guaranty), the Guaranteed Obligations (as defined in the Fields Pledge), and the Monetary Obligations (as defined in the Fields Pledge), without duplication, shall be reduced, on a dollar-for-dollar basis, by any amounts actually received in cash or cash equivalents by Pledgee upon a sale of the Collateral from and after the date of such receipt.

(e) If (i) an Event of Default shall occur and be continuing, (ii) Pledgee exercises its option under the Fields Pledge to register in the name of Pledgee or its nominee the Pledged Company Interests and otherwise foreclose on the Collateral, and (iii) Sandlot Member (as defined in that certain Consent & Agreement dated as of the date hereof, by and between Sandlot Facilities, LLC (“Sandlot Member”), Sandlot HOFV Canton SC, LLC (the “JV”), Landlord, and Guarantor), pays to Pledgee the sum of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) plus the aggregate amount of any Capital Contributions (as defined in the JV Agreement (as hereinafter defined)) made by Guarantor after the date hereof (collectively, the “Repurchase Payment”) to Pledgee to exercise its right to purchase Guarantor’s twenty percent (20%) membership interest in the JV pursuant to the terms and conditions of that certain First Amended and Restated Limited Liability Company Agreement effective as of January 11, 2024 (as amended, restated, amended and restated, renewed, and otherwise modified from time to time, the “JV Agreement”), then, from and after Pledgee’s receipt of the Repurchase Payment, the Base Rent, the Obligations, the Guaranteed Obligations, and the Monetary Obligations, without duplication, shall be reduced, on a dollar-for-dollar basis, by the Repurchase Payment.

(f) If (i) an Event of Default shall occur and be continuing, and (ii) Pledgee at any time exercises the Warrant in whole or in part, then the Base Rent, the Obligations, the Guaranteed Obligations, and the Monetary Obligations, without duplication, shall be reduced, on a dollar-for-dollar basis, by any profits actually received in cash or cash equivalents by Pledgee upon the sale of Warrant Shares (as defined in the Warrant) from and after the date of such receipt.

(g) Notwithstanding anything to the contrary herein, the reductions set forth in subparagraphs 3(d), 3(e), and 3(f) above shall not reduce the Base Rent, the Obligations, the Guaranteed Obligations, the Monetary Obligations, or any other obligations owing to Pledgee or its affiliates by more than Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00).

4. Status Conferences. Tenant, Guarantor, and Mortgagor agree to (a) participate in status calls as requested by Landlord regarding the construction of the Premises, the status of the project that the Premises is part of, and the financial condition of Tenant, Guarantor, and Mortgagor, and (b) promptly provide information reasonably requested by Landlord in connection with the foregoing.

5. Representations and Warranties of Tenant, Guarantor and Mortgagor. As of the Effective Date, each of Tenant, Guarantor, and Mortgagor represents and warrants to Landlord as follows:

(a) Each of Tenant, Guarantor, and Mortgagor is duly organized, validly existing, and in good standing under the laws of their state of organization and are duly qualified as a foreign entities and are currently in good standing in each state in which such qualification is required for the conduct of each of Tenant’s, Guarantor’s, and Mortgagor’s business as it is currently being conducted (including the State in which the Premises is located).

(b) Each of Tenant, Guarantor, and Mortgagor has the full authority and due capacity to execute, deliver, and perform this Amendment and all documents, instruments and agreements executed in connection herewith to which they are a party. Such execution, delivery, and performance has been duly authorized as required under the organizational documents of each of Tenant, Guarantor, and Mortgagor, and the individuals and entities executing this Amendment and all documents, instruments and agreements executed in connection herewith on behalf of each of Tenant, Guarantor, and Mortgagor have been duly authorized and empowered to bind each such party by such execution.

(c) This Amendment and all documents, instruments and agreements executed in connection herewith have been duly executed and delivered to Landlord by each of Tenant, Guarantor, and Mortgagor, and are valid, binding, and enforceable against each of them in accordance with its terms.

(d) Neither the execution and delivery of this Amendment nor the documents, instruments and agreements executed in connection herewith nor the performance of its terms and compliance with their conditions will conflict with or result in a breach of any of the terms, conditions or provisions of or constitute a violation or default under any organizational document of either of Tenant, Guarantor or Mortgagor, or, to the actual knowledge of Tenant, Guarantor, and Mortgagor, applicable law, regulation, judgment, writ, order or decree to which either of Tenant, Guarantor, or Mortgagor or any property of either of Tenant, Guarantor, or Mortgagor is subject.

(e) To the actual knowledge of Tenant, Guarantor, and Mortgagor, each of Tenant, Guarantor, and Mortgagor is in compliance in all material respects with all federal, state and local laws, rules, and regulations applicable to the Premises, the property subject to the Mortgage, the collateral described in the Pledge, their operations, their businesses, and their finances.

6. Representations and Warranties of Landlord. As of the Effective Date, the Landlord represents and warrants to each of Tenant, Guarantor, and Mortgagor as follows:

(a) Economic Loss and Sophistication. Landlord is able to bear the economic risk of losing its entire investment in the Warrants. In making this statement, consideration has been given to whether Landlord can afford to hold the investment for an indefinite period of time and whether Landlord can afford a complete loss of its investment. Landlord has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of its investment in the Warrants.

(b) Accredited Investor Determination. Landlord is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(c) Access. Landlord acknowledges that (i) HOFRECO, the issuer of the Warrants and a direct or indirect parent of Tenant, Guarantor and Mortgagor (the “Parent”), has made all documents available to it including, but not limited to, this Amendment and any and all additional agreements, documents, records and books that Landlord (or its representatives) has requested relating to an investment in the Warrants and (ii) Landlord has had an opportunity to ask questions of, and receive answers from, Parent or a person acting on behalf of Parent concerning the terms and conditions of an investment in the Warrants. Landlord represents that it has had access to all information that it deems material to an investment decision with respect to an investment in the Warrants.

(d) Reliance. Landlord has relied solely on independent investigations conducted by Landlord or its advisors in making a decision to subscribe for the Warrants and acknowledges that no representations or agreements have been made to Landlord other than those specifically set forth in this Amendment. Landlord is not relying on any oral representation of any officer or manager of Parent or any person purported to be acting on behalf of Parent. Landlord is not relying on Parent with respect to the tax and other economic considerations of an investment and have consulted Landlord’s own attorneys, accountants or investment advisors with respect to an investment in the Warrants.

(e) Speculative Investment. Landlord is aware that (i) an investment in the Warrants involves numerous risks, which Landlord has carefully considered, (ii) no federal or state agency has passed upon the merits of the sale of the Warrants of any of the information provided in connection with the offering, and (iii) the Warrants are a speculative investment involving a significant degree of risk for which there is no guarantee that Landlord will realize any gain from any investment.

(g) Exempt Transaction; No Registration of Interests; Book-Entry Form. Landlord acknowledges that, in reliance upon applicable exemptions, no interest in the Warrants has been registered under the Securities Act or the securities laws of any other domestic or foreign jurisdiction. Landlord agrees not to offer, sell, pledge or otherwise dispose of all or any portion of the Warrants without registration or qualification except pursuant to an offering duly registered or qualified under the Securities Act and any applicable state securities laws or if an exemption from registration is available, unless (i) in the opinion of counsel for, or counsel satisfactory to, Parent, registration or qualification under the Securities Act and any applicable state securities laws is not required and (ii) if required, Landlord has received any necessary regulatory approvals. Landlord understands that the Warrants will be subject to a legend to this effect and that, as applicable, stop transfer instructions will be issued by Parent to its transfer agent. Landlord understands that the Warrants will be issued in book-entry, meaning uncertificated form.

(h) Investment Intent. Landlord is acquiring the Warrants for its own account for investment, and not with a view to any distribution, resale, subdivision or fractionalization thereof in violation of the Securities Act or any other applicable domestic or foreign securities laws, and Landlord has no present plans to enter into any contract, undertaking, agreement or arrangement for any such distribution, resale, subdivision or fractionalization in violation of the Securities Act.

(i) Power and Authority. Landlord is authorized to enter into this Amendment, and such other agreements, certificates, instruments or other documents as are executed by or on Landlord’s behalf in connection with Landlord’s obligations under this Amendment or in connection with this investment in the Warrants (collectively, the “Amendment Documents”), to perform Landlord’s obligations under the Amendment Documents, and to consummate the transactions that are the subjects of the Amendment Documents.

(j) Compliance with Laws and Other Instruments. The execution and delivery of the Amendment Documents by, or on behalf of, Landlord and the consummation of the transactions contemplated by the Amendment Documents do not and will not conflict with or result in any violation of or default under any provision of any charter, bylaws, trust agreement or other organizational document, as the case may be, of Landlord, or any agreement, certificate or other instrument to which Landlord is a party or by which Landlord or any of Landlord’s properties is bound, or any permit, franchise, judgment, decree, statute, rule, regulation or other law applicable to Landlord or the business or properties of Landlord.

7. Landlord Release. As of the Effective Date, each of Tenant, Guarantor, and Mortgagor, and their respective past, present and future employees, agents, attorneys, representatives, successors and assigns, and all persons or entities claiming by, through or under any of them (and their respective successors and assigns, collectively, the “HOF Releasing Parties”), hereby:

(a) acknowledges, agrees and affirms that none of them possesses any claims, defenses, offsets, rights of recoupment or counterclaims of any kind or nature against or with respect to the enforcement or administration of the Lease, the Pledge, the Mortgage, and/or the Guaranty, or any knowledge of any facts or circumstances that might give rise to or be the basis of any such claims, defenses, offsets, rights of recoupment or counterclaims;

(b) remises, releases, acquits and forever discharges Landlord, and its predecessors in interest, affiliates, subsidiaries and assigns, and all of their respective past, present and future shareholders, members, directors, managers, officers, employees, attorneys, advisers, consultants, servicers, representatives or agents (collectively, the “Landlord Released Parties”) from any and all manner of debts, accounts, bonds, warranties, representations, controversies, liabilities, obligations, expenses, damages, judgments, executions, actions, claims, demands and causes of action of any nature whatsoever, whether at law or in equity, whether known or unknown, that any of the HOF Releasing Parties now have or may hereafter have by reason of any act, omission, matter, cause or thing, from the beginning of the world to and including the date this Amendment is executed and delivered by all parties hereto, except for those arising from any act or omission that constituted actual fraud, willful misconduct or gross negligence by such Landlord Released Party (all of the foregoing released claims are referred to as the “HOF Released Claims”);

(c) agrees that it is the intention of each of the HOF Releasing Parties that the foregoing release shall be effective with respect to all matters, past and present, known and unknown, suspected and unsuspected, and each of the HOF Releasing Parties realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to losses, damages, liabilities, costs and expenses which are presently unknown, unanticipated and unsuspected, and that each of the HOF Releasing Parties further agrees that the waivers and releases in this Amendment have been negotiated and agreed upon in light of that realization and that each of the HOF Releasing Parties nevertheless hereby intends to release, discharge and acquit the Landlord Released Parties from any such unknown losses, damages, liabilities, costs and expenses;

(d) agrees, jointly and severally, to indemnify the Landlord Released Parties for, hold the Landlord Released Parties harmless from and against, and undertake the defense of the Landlord Released Parties with respect to, all HOF Released Claims that each of the Releasing Parties may assert with respect to any of the HOF Released Claims, despite the existence of the releases granted by the HOF Releasing Parties herein;

(e) acknowledges that Landlord is specifically relying upon each of the HOF Releasing Parties’ acknowledgements and agreements in this Section in executing this Amendment, and that in the absence of such agreements Landlord would be unwilling to agree to the modifications provided for in this Amendment; and

(f) agrees that all releases and discharges by each of the HOF Releasing Parties in this Amendment shall have the same effect as if each released or discharged matter had been the subject of a legal proceeding, adjudicated to final judgment from which no appeal could be taken and therein dismissed with prejudice.

8. Ratification.

(a) Each of Tenant, Guarantor, and Mortgagor hereby expressly, unconditionally, irrevocably and unequivocally (i) ratifies each of their obligations under the Lease, the Guaranty, the Stadium Pledge, and the Mortgage (the “Ratifying Parties Obligations”) and confirms that such Ratifying Parties Obligations, and all waivers, covenants and agreements by each of Tenant and Guarantor in the Lease, the Guaranty, the Stadium Pledge, and the Mortgage remain in full force and effect for the benefit of Landlord, (ii) reaffirms its continuing absolute liability for the payment and performance of all of the Ratifying Parties Obligations, and (iii) confirms that such Ratifying Parties Obligations have not been modified or amended and that each of Tenant’s, Guarantor’s, and Mortgagor’s liabilities under such Ratifying Parties Obligations have not been limited, impaired or affected in any manner by any existing or previous event, fact or circumstance, in each case subject to the terms of this Amendment.

(b) Except as expressly provided herein, the Lease shall remain unchanged and in full force and effect; provided, that to the extent this Amendment conflicts with the Lease, the provisions of this Amendment shall control. From and after the date hereof, the “Lease” shall mean and refer to the Lease as amended by this Amendment.

(c) For the avoidance of doubt, any default by Tenant, Guarantor, or Mortgagor hereunder shall be deemed a default under the Lease.

9. Miscellaneous. The provisions of this Amendment shall govern and control in the event of any conflict between this Amendment, on the one hand, and the provisions of the Lease, the Guaranty, the Stadium Pledge, and/or the Mortgage, on the other hand. The parties hereto, and each of them, agree to execute from time to time, any and all documents reasonably requested by the others to carry out the intent of this Amendment. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment. This Amendment shall be governed by the laws of the State of Ohio. EACH OF THE PARTIES HERETO, BY ACCEPTANCE OF THIS AMENDMENT, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AMENDMENT. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Time is of the essence with respect to all agreements and obligations of each of Tenant, Guarantor, and Mortgagor contained herein and in the Lease. This Amendment is solely for the benefit of the parties hereto and no persons other than the parties hereto and the Landlord Released Parties shall be entitled to claim or receive any benefit by reason of this Amendment.

10. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all together shall constitute one and the same instrument. Signatures to this Amendment delivered electronically via .pdf, .jpeg, .TIF, .TIFF, DocuSign or similar electronic format shall be deemed an original signature and fully effective as such for all purposes.

11. Survival. The provisions of Sections 1, 3, 7, 8, 9, 10, and 11 of this Amendment shall survive the expiration or earlier termination of the Lease.

[SIGNATURE PAGES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

LANDLORD:

HFAKOH001 LLC,
a Delaware limited liability company

By:	/s/ Michael Reiter
Name:	Michael Reiter
Title:	Authorized Representative

TENANT:

HOF VILLAGE WATERPARK, LLC,
a Delaware limited liability company

By:	/s/ Michael Crawford
Name:	Michael Crawford
Title:	President & Chief Executive Officer

GUARANTOR:

HOF VILLAGE NEWCO, LLC,
a Delaware limited liability company

By:	/s/ Michael Crawford
Name:	Michael Crawford
Title:	President & Chief Executive Officer

MORTGAGOR:

HOF VILLAGE STADIUM, LLC,
a Delaware limited liability company

By:	/s/ Michael Crawford
Name:	Michael Crawford
Title:	President & Chief Executive Officer

HOFRECO:

HALL OF FAME RESORT & ENTERTAINMENT COMPANY,
a company incorporated under the laws of the State of Delaware

By:	/s/ Michael Crawford
Name:	Michael Crawford
Title:	President & Chief Executive Officer

Exhibit A

EXHIBIT A
TO
LEASE AGREEMENT

Base Rent Schedule

Lease Year	Annual Base Rent Amount	Monthly Base Rent Amount
1	$4,375,000.00	$364,583.33
2	$4,664,152.30	$388,679.36
3	$4,820,703.13	$401,725.26
4	$4,941,220.71	$411,768.39
5	$5,064,751.23	$422,062.60
6	$5,191,370.01	$432,614.17
7	$5,321,154.26	$443,429.52
8	$5,454,183.11	$454,515.26
9	$5,590,537.69	$465,878.14
10	$5,730,301.13	$477,525.09
11	$5,873,558.66	$489,463.22
12	$6,020,397.63	$501,699.80
13	$6,170,907.57	$514,242.30
14	$6,325,180.26	$527,098.35
15	$6,483,309.76	$540,275.81
16	$6,645,392.51	$553,782.71
17	$6,811,527.32	$567,627.28
18	$6,981,815.50	$581,817.96
19	$7,156,360.89	$596,363.41
20	$7,335,269.91	$611,272.49
21	$7,518,651.66	$626,554.31
22	$7,706,617.95	$642,218.16
23	$7,899,283.40	$658,273.62
24	$8,096,765.49	$674,730.46
25	$8,299,184.62	$691,598.72
26	$8,506,664.24	$708,888.69
27	$8,719,330.85	$726,610.90
28	$8,937,314.12	$744,776.18
29	$9,160,746.97	$763,395.58
30	$9,389,765.64	$782,480.47
31	$9,624,509.79	$802,042.48
32	$9,865,122.53	$822,093.54

33	$10,111,750.59	$842,645.88
34	$10,364,544.36	$863,712.03
35	$10,623,657.97	$885,304.83
36	$10,889,249.42	$907,437.45
37	$11,161,480.65	$930,123.39
38	$11,440,517.67	$953,376.47
39	$11,726,530.61	$977,210.88
40	$12,019,693.88	$1,001,641.16
41	$12,320,186.22	$1,026,682.19
42	$12,628,190.88	$1,052,349.24
43	$12,943,895.65	$1,078,657.97
44	$13,267,493.04	$1,105,624.42
45	$13,599,180.37	$1,133,265.03
46	$13,939,159.88	$1,161,596.66
47	$14,287,638.87	$1,190,636.57
48	$14,644,829.85	$1,220,402.49
49	$15,010,950.59	$1,250,912.55
50	$15,386,224.36	$1,282,185.36
51	$15,770,879.96	$1,314,240.00
52	$16,165,151.96	$1,347,096.00
53	$16,569,280.76	$1,380,773.40
54	$16,983,512.78	$1,415,292.73
55	$17,408,100.60	$1,450,675.05
56	$17,843,303.12	$1,486,941.93
57	$18,289,385.69	$1,524,115.47
58	$18,746,620.34	$1,562,218.36
59	$19,215,285.85	$1,601,273.82
60	$19,695,667.99	$1,641,305.67
61	$20,188,059.69	$1,682,338.31
62	$20,692,761.18	$1,724,396.77
63	$21,210,080.21	$1,767,506.68
64	$21,740,332.22	$1,811,694.35
65	$22,283,840.52	$1,856,986.71
66	$22,840,936.54	$1,903,411.38
67	$23,411,959.95	$1,950,996.66
68	$23,997,258.95	$1,999,771.58
69	$24,597,190.42	$2,049,765.87
70	$25,212,120.18	$2,101,010.02
71	$25,842,423.19	$2,153,535.27
72	$26,488,483.77	$2,207,373.65
73	$27,150,695.86	$2,262,557.99
74	$27,829,463.26	$2,319,121.94
75	$28,525,199.84	$2,377,099.99

76	$29,238,329.84	$2,436,527.49
77	$29,969,288.08	$2,497,440.67
78	$30,718,520.28	$2,559,876.69
79	$31,486,483.29	$2,623,873.61
80	$32,273,645.37	$2,689,470.45
81	$33,080,486.51	$2,756,707.21
82	$33,907,498.67	$2,825,624.89
83	$34,755,186.14	$2,896,265.51
84	$35,624,065.79	$2,968,672.15
85	$36,514,667.44	$3,042,888.95
86	$37,427,534.12	$3,118,961.18
87	$38,363,222.47	$3,196,935.21
88	$39,322,303.04	$3,276,858.59
89	$40,305,360.61	$3,358,780.05
90	$41,312,994.63	$3,442,749.55
91	$42,345,819.49	$3,528,818.29
92	$43,404,464.98	$3,617,038.75
93	$44,489,576.61	$3,707,464.72
94	$45,601,816.02	$3,800,151.34
95	$46,741,861.42	$3,895,155.12
96	$47,910,407.96	$3,992,534.00
97	$49,108,168.16	$4,092,347.35
98	$50,335,872.36	$4,194,656.03
99	$51,594,269.17	$4,299,522.43

Exhibit B

EXHIBIT A
TO
LEASE AGREEMENT

Base Rent Schedule

Lease Year	Base Rent
1	$4,375,000.00
2	$4,484,375.00
3	$4,596,484.38
4	$4,711,396.48
5	$4,829,181.40
6	$4,949,910.93
7	$5,073,658.70
8	$5,200,500.17
9	$5,330,512.68
10	$5,463,775.49
11	$5,600,369.88
12	$5,740,379.13
13	$5,883,888.61
14	$6,030,985.82
15	$6,181,760.47
16	$6,336,304.48
17	$6,494,712.09
18	$6,657,079.89
19	$6,823,506.89
20	$6,994,094.56
21	$7,168,946.93
22	$7,348,170.60
23	$7,531,874.86
24	$7,720,171.74
25	$7,913,176.03
26	$8,111,005.43
27	$8,313,780.57
28	$8,521,625.08
29	$8,734,665.71
30	$8,953,032.35
31	$9,176,858.16
32	$9,406,279.61
33	$9,641,436.60

34	$9,882,472.52
35	$10,129,534.33
36	$10,382,772.69
37	$10,642,342.01
38	$10,908,400.56
39	$11,181,110.57
40	$11,460,638.33
41	$11,747,154.29
42	$12,040,833.15
43	$12,341,853.98
44	$12,650,400.33
45	$12,966,660.34
46	$13,290,826.85
47	$13,623,097.52
48	$13,963,674.95
49	$14,312,766.83
50	$14,670,586.00
51	$15,037,350.65
52	$15,413,284.41
53	$15,798,616.53
54	$16,193,581.94
55	$16,598,421.49
56	$17,013,382.02
57	$17,438,716.57
58	$17,874,684.49
59	$18,321,551.60
60	$18,779,590.39
61	$19,249,080.15
62	$19,730,307.15
63	$20,223,564.83
64	$20,729,153.95
65	$21,247,382.80
66	$21,778,567.37
67	$22,323,031.56
68	$22,881,107.35
69	$23,453,135.03
70	$24,039,463.41
71	$24,640,449.99
72	$25,256,461.24
73	$25,887,872.77

74	$26,535,069.59
75	$27,198,446.33
76	$27,878,407.49
77	$28,575,367.68
78	$29,289,751.87
79	$30,021,995.67
80	$30,772,545.56
81	$31,541,859.20
82	$32,330,405.68
83	$33,138,665.82
84	$33,967,132.46
85	$34,816,310.77
86	$35,686,718.54
87	$36,578,886.51
88	$37,493,358.67
89	$38,430,692.64
90	$39,391,459.95
91	$40,376,246.45
92	$41,385,652.61
93	$42,420,293.93
94	$43,480,801.28
95	$44,567,821.31
96	$45,682,016.84
97	$46,824,067.26
98	$47,994,668.94
99	$49,194,535.67

Exhibit C

Fields Pledge

[See Attached]

Exhibit D

Warrants

[See Attached]